SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (“Agreement”), dated as of the __ day of December, 2008, is entered into by and between ________________, a Delaware limited liability company (“Purchaser”) and the entities or individuals contained on Schedule A attached hereto (“Seller” or “Sellers”).

WITNESSETH THAT:

WHEREAS, Seller owns and wishes to sell and transfer to Purchaser the shares (“Shares”) and/or notes (“Notes”) set for opposite Sellers name on Schedule A.  (collectively the Shares and Notes shall be referred to as “Securities”).

WHEREAS as a material part of this agreement, and as a specific condition to Purchaser’s obligation to purchaser the Securities, Sellers and Purchaser have entered into a series of Indemnification Agreements (“Indemnification Agreement”), in substantially the same form as attached hereto as Exhibit B whereby Sellers and Issuer make certain representations, warranties, covenants and agreements with regard to the Securities and the Issuer and Sellers agree to indemnify and hold Purchaser harmless for any damages arising from the breach of such representations, warranties, covenants and agreements as contained in such Indemnification Agreement.

WHEREAS, Purchaser and Seller intend this Agreement and the Indemnification Agreement to be interpreted as a single fully integrated agreement.

NOW, THEREFORE, in consideration of the foregoing and mutual covenants set forth below, the parties hereto agree as follows:

1.           PURCHASE AND SALE OF THE SHARES AND THE NOTE

1.1           Purchase Price.  The aggregate purchase price for the Securities is as set forth each respective Sellers name as contained on Schedule A (the “Purchase Price”).

1.3           Transfer of Title.  The sale, assignment, conveyance, transfer, and delivery by Seller of the Securities shall be made by delivering (x) stock certificate(s) representing the Shares, together with one or more medallion guaranteed stock powers duly endorsed to Purchaser and (y) an assignment and endorsement to Purchaser of the Note, the form of which is attached hereto as Exhibit A.

1.4           Closing.  The closing of the purchase and sale of the Securities, and the payment by Purchaser of the Purchase Price (the “Closing”) shall take place on or before December __, 2008, at the offices of the Issuers office, or as counsel for the parties otherwise may agree, subject to the satisfaction of the Closing Conditions (hereinafter defined) having been satisfied or waived by the Purchaser. At the Closing, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto and the Seller shall transfer title to the Securities to the Purchaser.  Upon satisfaction or waiver by the applicable party of the covenants and conditions contained in the Representation and Warranty Agreement , the Closing shall occur.

1.5           Deliveries.

(a)           On or prior to the Closing Date, the Seller shall deliver or cause to be delivered to the Purchaser the following:

(i)         this Agreement, the Indemnification Agreement and the Transaction Documents duly executed by  Seller;

(ii)        certificates by each Seller representing the Shares along with medallion guaranteed stock powers;

(iii)       Note payable to Seller in the amounts set forth opposite Sellers name on Schedule A along with endorsement by Seller as contained in Exhibit A.

 (b)           On or prior to the Closing Date, Purchaser shall deliver or cause to be delivered to the Seller the following:

(i)         this Agreement, the Indemnification Agreement and the Transaction Documents duly executed by the Purchaser; and

(ii)        the Purchase Price.

(c)           On or prior to the Closing Date, the Issuer shall deliver or cause to be delivered to Seller the following:

(i)         this Agreement, the Indemnification Agreement, and the Transaction Documents, duly executed by the Issuer;

(ii)        Certificate from the Issuer’s officers certifying compliance with the representations, warranties, covenants and conditions contained in Sections 2.2 and 4 of the Indemnification Agreement; and

(iii)       Letter from Issuer’s accountant a letter, dated the Closing Date, that on the basis of the limited review, not an audit, of the latest available accounting records of Issuer, consultations with Issuer and its agents, and other pertinent inquiries that he may deem necessary, it has no reason to believe that, during the period from August 31, 2008 to a specified date not more than five business days before the Closing Date, there was any change in the financial condition or results of operations of Issuer, except changes incurred in the ordinary and usual course of business during that period, that in the aggregate is not materially adverse, and other changes or transactions, if any, contemplated by this Agreement, and that the prior work product of the Issuer’s accountant is valid and may be relied upon by Purchaser’s accountant for purposes of drafting the Form 10-KSB for fiscal year ending February 28, 2009; and

1.6           Closing Conditions.

(a)           The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)         the accuracy in all material respects on the Closing Date of the representations and warranties of the Seller and the Issuer contained in this Agreement and the Indemnification Agreement;

(ii)        all obligations, covenants and agreements of the Seller and the Issuer required to be performed at or prior to the Closing Date shall have been performed;

(iii)       the delivery by the Seller and the Issuer of the items set forth in Sections 1.5(a) and 1.5(c) of this Agreement;

(v)        there shall be no injunction, restraining order or decree of any nature  of any court or government authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby;

(vi)       copies of the resignations of each of the directors and officers of the Issuer;

(vii)      completion of due diligence to its satisfaction which shall be determined in its sole and reasonable discretion;

(viii)     the form and substance of all certificates, instruments, opinions, and other documents delivered to Purchaser under this Agreement and the Transaction Documents shall be satisfactory in all respects to Purchaser and Purchaser’s counsel;

(ix)        there shall have been no Material Adverse Effect with respect to the Issuer since the date hereof; and

(x)         from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Issuer’s Principal Market (except for any suspension of trading of limited duration agreed to by the Issuer, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Principal Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

(b)           The obligations of the Seller hereunder in connection with the Closing are subject to the following conditions being met:

(i)          the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchaser contained in the Representations and Warranties Agreement;

(ii)         all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)        the delivery by the Purchaser of the items set forth in Section 1.5(b) of this Agreement;

1.7           Transaction Documents.  For purpose of this Agreements, all documents, acknowledgments or agreements required to be delivered or provided pursuant to Section 1.5 are collectively referred to herein as “Transaction Documents.”

2.           REPRESENTATIONS AND WARRANTIES BY THE SELLER WITH RESPECT TO THE SHARES

2.1           Representations and Warranties of the Seller.

(a)           Title.  Seller has full power and authority to sell and transfer the Securities to Purchaser without obtaining the waiver, consent, order or approval of (i) any state or federal governmental authority, (ii) the Issuer, or (iii) any third party or other person including, but not limited to, other stockholders of the Issuer.

(b)           Reliance on Exemptions.  The Securities are being sold to the Purchaser in reliance upon specific exemptions from the registration requirements of federal and state securities laws and each Seller understands that the Purchaser is relying on the truth and accuracy of the representations and warranties of each Seller set forth in this Section 2.1 in order to determine the availability of the exemption to acquire the Securities without registration.

(j)           No Short Position in Issuers Securities.  No Seller or any person trading on a Seller’s behalf or at a Seller’s direction has established or maintained a short position in the common stock or any other securities of the Issuer as of the trading day immediately preceding the Closing Date.

(k)           Fees. The Seller are not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or Issuer representative in connection with the sale transactions contemplated hereby.

(l)           Due Authorization; Valid Issuance.  The Securities are duly authorized and, when issued to the Seller were duly and validly issued, fully paid and non-assessable. The Shares are and will be on the Closing Date free and clear of any Liens and, based upon each Seller’s representations in this Agreement, will be sold and delivered in compliance with all applicable federal and state securities laws.  At the time the Shares were issued and fully paid, the Issuer had a specific business plan and was not a “blank check company” as defined under Rule 419 promulgated under the Securities Act of 1933, as amended.

(m)           No Other Agreements.  The Seller have not, directly or indirectly, entered into any agreement with or granted any right to other persons relating to the terms or conditions of the transactions contemplated by this Agreement.

(n)           Power of Attorney.  Each Seller has previously authorized, and hereby reauthorizes Stewart Merkin to act as his or her representative in delivering negotiable shares to the Purchaser and to receive his or her allocable portion of the Purchase Price (to be paid in accordance with written instructions to be provided by such representative to Purchaser). The said representative shall pay the appropriate and agreed costs and expenses incurred by Seller, and distribute the balance in accordance with the Seller’s respective ownership interest in Issuer in proportion to all Seller interests.  Seller will save and hold harmless Purchaser from any costs, damages or liabilities arising from its reliance on this representation.

3.           SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

           3.1           Survival of Representations.  Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations and warranties made in the Indemnification Agreement, hereunder or pursuant hereto or in connection with the transaction contemplated hereby shall survive the execution and delivery of this Agreement and continue in effect for 18 months after the execution and delivery of this Agreement (the “Survival Period”), except that Seller’ title representations in Section 2.1 shall survive for the period that is permitted for third-party claims by the applicable statute of limitations.

           3.2           Indemnification.

(a)           Seller, jointly and severely, agree to indemnify Purchaser, and hold it harmless from and in respect of any assessment, loss, damage, liability, cost and expense (including, without limitation, interest, penalties, and reasonable attorneys’ fees) imposed upon or incurred by Purchaser resulting from (i) any breach of representation or warranty, in any material respect, made by Seller or the Issuer in this Agreement or the Indemnification Agreement, and in any certificate delivered by Seller or the Issuer pursuant to this Agreement or the Indemnification Agreement, (ii) any breach by Seller or the Issuer of any covenant, obligation or other agreement made by Seller or the Issuer in this Agreement or the Indemnification Agreement, and (iii) a third-party claim based on any acts or omissions by Seller or the Issuer through and including the Closing Date; provided, however, that in the event of a third-party claim brought against Purchaser based upon Section 3.2 during the Survival Period, the Survival Period shall be extended up to applicable expiration of statute of limitations for any such respective claim.

(b)           If any claim, action or proceeding is brought against the Purchaser arising out of a claim that is the subject of indemnification under this Agreement, the Purchaser shall provide the Sellers prompt written notice of the same, together with the basis for seeking indemnification (the “Indemnification Notice”).  Upon receipt of an Indemnification Notice by the Sellers, each Seller shall inform the Purchaser (delivering the Indemnification Notice), within 5 business days after receipt of the Indemnification Notice, whether such Seller elects to compromise or defend such claim, action or proceeding.   Each Seller shall have the right, at its option, to compromise the claim, at its own expense.  In the event the Sellers elect to defend, the Purchaser shall have the right to control the defense of any claim brought against him or her that is the subject of this indemnification.  All costs and expenses incurred, including legal fees, in connection with the compromise or defense of any claim shall be paid by the Indemnifying Party.

4.           MISCELLANEOUS

4.1           Expenses.   There shall be no fees or expenses incurred by the Purchaser in connection with the transaction contemplated by this Agreement.

4.2           Further Assurances.  From time to time, at a party’s request and without further consideration, the other party, at the requesting party’s expense, will execute and transfer such documents and will take such action as may reasonably be requested in order to effectively consummate the transactions contemplated herein.

4.3           Parties in Interest.  All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the prospective heirs, beneficiaries, representatives, successors and assigns of the parties hereto.

4.4           Entire Agreement. This Agreement and the Indemnification Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.  This Agreement shall not be amended except by a writing signed by both parties or their respective successors or assigns.

4.5           Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

4.6           Governing Law.  For all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws of the State of California and the Courts prevailing in the State of California, County of Los Angeles.

4.7           Notices.  All notices, requests, demands, and other communication hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

If to Seller: as contained on Schedule A.

If to Purchaser: _____________________

5.8           Effect.  In the event any portion of this Agreement is deemed to be null and void under any state, provincial, or federal law, all other portions and provisions not deemed void or voidable shall be given full force and effect.

5.9           Counterparts.  This Agreement may be executed in one or more counterparts and by transmission of a facsimile or digital image containing the signature of an authorized person, each of which shall be deemed and accepted as an original, and all of which together shall constitute a single instrument.  Each party represents and warrants that the person executing on behalf of such party has been duly authorized to execute this Agreement.

5.10         Transfer.                      This Agreement will constitute, and may be presented to the Issuer’s transfer agent and registrar as, Seller’s irrevocable authorization to transfer the record ownership of the Shares to the Purchaser on the books of the Issuer.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Seller, the Purchaser and the Issuer on the date first written above.

SELLER:

_________________________________

PURCHASER:

By: ____________________________
Name:
Title: Managing Member

EXHIBIT A

ASSIGNMENT OF PROMISSORY NOTE
THIS ASSIGNMENT OF PROMISSORY NOTE (this “Assignment”) is made this       11th day of December 2008, by Lawrence Curtin (“Assignor”), to [________]. (the “Assignee”).

RECITALS
WHEREAS, Assignor is the owner and holder of a certain Promissory Note made by Photovoltaic Solar Cells, Inc. (the “Issuer”), as borrower, to Assignor, as lender, having a principal balance as of December 11, 2008 of not less than $49,100, (the “Note”); and

WHEREAS, Assignor and Assignee are parties to that certain Securities Purchase Agreement (the “SPA”), dated as of the date hereof, pursuant to which Assignor has agreed, among other things, to sell and transfer to Assignee all of Assignor’s right, title and interest in, to and under the Note, subject to the terms, covenants and conditions contained in the SPA;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Assignment.  Assignor, as of the date hereof, assigns, transfers and conveys to the Assignee all of Assignor's right, title and interest in and to the Note.

2.           Representation and Warranty.  Assignor represents and warrants to Assignee that the outstanding principal balance of the Note as of December 11, 2008 is $49,100.

3.           Assumption.  Assignee accepts the foregoing assignment and assumes the Note as of the date hereof.

4.           Entire Agreement.  This Assignment, together with the SPA, contains the entire understanding of the parties hereto in respect of the transactions described herein. There are no restrictions, promises, representations and warranties, covenants or undertakings as to such transactions other than those expressly set forth or referred to herein or in such other agreements dated the date hereof.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

Assignor:

____________________________
Lawrence Curtin

Exhibit B
Form of Indemnification Agreement